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                                             [MAYER BROWN ROWE & MAW LETTERHEAD]



March 8, 2002                                1675 Broadway
                                             New York, New York 10019-5820

To the Persons Listed on                     Main Tel (212) 506-2500
  Schedule I Attached hereto                 Main Fax (212) 262-1910
                                             www.mayerbrownrowe.com

Re: Agreement and Plan of Reorganization for the Exchange of Stock of Morgan Stanley American Opportunities Fund for Substantially All of the Assets of Morgan Stanley Capital Growth Securities, dated as of January 24, 2002 (the "Reorganization Agreement").

Ladies and Gentlemen:

         We have acted as counsel to Morgan Stanley Capital Growth Securities ("Capital Growth"), and Morgan Stanley American Opportunities Fund ("American Opportunities") in connection with the proposed transfer of substantially all of the assets of Capital Growth to American Opportunities and certain other transactions related thereto pursuant to and in accordance with the terms of the Reorganization Agreement (the "Reorganization"). You have requested that we provide an opinion regarding the treatment of the Reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement/Prospectus") on Exhibit 12 to the Form N-14 Registration Statement.

         In connection with rendering these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the Registration Statement on Form N-14 for the Reorganization, and the Proxy Statement/Prospectus and other documents, exhibits, attachments and schedules contained therein, (iii) written representations of Morgan Stanley Investment Advisors Inc ("the "Advisor") concerning certain facts underlying and relating to the Reorganization set forth in a letter dated March 8, 2002, and (iv) such other documents and materials as we have deemed necessary or appropriate for purposes of the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have not made an independent investigation of the facts set forth either in the Registration Statement, the Reorganization Agreement or such other documents that we have examined. We have consequently assumed in rendering these opinions that the information presented in such documents or otherwise furnished to us accurately and completely describes in all material respects all facts relevant to the Reorganization.



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[MAYER, BROWN, ROWE & MAW LETTERHEAD]

To the Persons Listed on
  Schedule I Attached Hereto
March 8, 2002
Page 2

         We have also assumed for purposes of rendering our opinions (i) the accuracy of, and material compliance with, the representations of the Advisor set forth in the letter referred to above, (ii) the accuracy of, and material compliance with, the representations, warranties, covenants and agreements of Capital Growth and American Opportunities made in the Reorganization Agreement, and (iii) that there are no agreements or understandings other than those of which we have been informed that would affect our conclusions set forth below.

         The opinions set forth below are based on the Code, the legislative history with respect thereto, rules and regulations promulgated thereunder, and published rulings, court decisions and administrative authorities issued with respect to all of the foregoing, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be asserted by the Internal Revenue Service.

         Any change occurring after the date hereof in, or a variation from, any of the foregoing factual or legal bases for our opinions could affect the conclusions set forth below.

         In addition, the opinions expressed herein are given as of the date hereof and we express no obligation to advise you of any changes in the law or events that may hereafter come to our attention that could affect our opinions set forth below.

         Based on the foregoing, we are of the opinions that, for federal income tax purposes:

         1. The summaries of United States federal income tax consequences set forth in the Proxy Statement/Prospectus under the headings "Synopsis -- Tax Consequences of the Reorganization", "The Reorganization -- The Board's Consideration" and "The Reorganization -- Tax Aspects of the Reorganization" are accurate in all material respects as to matters of law and legal conclusions.

         2. The transfer of Capital Growth's assets in exchange for American Opportunities Shares(1) and the assumption by American Opportunities of certain stated liabilities of Capital Growth followed by the distribution by Capital Growth of American Opportunities Shares to the Capital Growth Shareholders in exchange for their Capital Growth shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and Capital Growth and American Opportunities will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

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(1)  Capitalized terms used herein without definition have the meanings ascribed to them in the Reorganization Agreement.

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[MAYER, BROWN, ROWE & MAW LOGO]

To the Persons Listed on
  Schedule I Attached Hereto
March 8, 2002
Page 3

         3. No gain or loss will be recognized by American Opportunities upon receipt of the assets of Capital Growth solely in exchange for American Opportunities Shares and the assumption by American Opportunities of the stated liabilities of Capital Growth.

         4. No gain or loss will be recognized by Capital Growth upon the transfer of the assets of Capital Growth to American Opportunities in exchange for American Opportunities Shares and the assumption by American Opportunities of the stated liabilities or upon the distribution of American Opportunities Shares to the Capital Growth Shareholders in exchange for their Capital Growth shares.

         5. No gain or loss will be recognized by the Capital Growth Shareholders upon the exchange of the Capital Growth shares for American Opportunities Shares.

         6. The aggregate tax basis for the American Opportunities Shares received by each Capital Growth Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Capital Growth shares held by each such Capital Growth Shareholder immediately prior to the Reorganization.

         7. The holding period of the American Opportunities Shares to be received by each Capital Growth Shareholder will include the period during which the Capital Growth shares surrendered in exchange therefore were held (provided such Capital Growth shares are held as capital assets on the date of the Reorganization).

         8. The tax basis of the assets of Capital Growth acquired by American Opportunities will be the same as the tax basis of such assets to Capital Growth immediately prior to the Reorganization.

         9. The holding period of the assets of Capital Growth in the hands of American Opportunities will include the period during which those assets were held by Capital Growth.

         These opinions are being provided to you solely in connection with the filing of the Registration Statement for the Reorganization. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


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[MAYER, BROWN, ROWE & MAW LOGO]

To the Persons Listed on
  Schedule I Attached Hereto
March 8, 2002
Page 4



         We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to all references to this firm under the headings "Synopsis -- Tax Consequences of the Reorganization" and "The Reorganization -- Tax Aspects of the Reorganization" in the Proxy Statement/Prospectus.


                                Very Truly Yours,

                                /s/ Mayer, Brown, Rowe & Maw

                                MAYER, BROWN, ROWE & MAW


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                                   SCHEDULE I

Morgan Stanley American Opportunities Fund

Morgan Stanley Capital Growth Securities